PBF Logistics Announces Fourth Quarter 2019 Results and
Quarterly Cash Distribution of $0.52 per Unit

•	Fourth quarter net income attributable to the limited partners of $29.8 million, or $0.48 per common unit, EBITDA attributable to PBFX of $52.0 million and Adjusted EBITDA of $54.2 million

•	Announces quarterly distribution of $0.52 per unit

•	Maersk processing and storage agreement is underway at East Coast Storage assets

PARSIPPANY, NJ – February 13, 2020 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today fourth quarter 2019 net income attributable to the limited partners of $29.8 million, or $0.48 per common unit. During the fourth quarter, the Partnership generated cash from operations of $53.4 million, EBITDA attributable to PBFX of $52.0 million, Adjusted EBITDA of $54.2 million and distributable cash flow of $38.0 million. Included in reported results for the fourth quarter are $2.3 million, or $0.04 per common unit, of transaction-related expenses, non-cash unit-based compensation and environmental remediation costs associated with the East Coast Terminals.

For the year-ended December 31, 2019, the Partnership reported net income attributable to the limited partners of $100.3 million, or $1.71 per common unit, generated cash from operations of $149.0 million, EBITDA attributable to PBFX of $184.8 million, Adjusted EBITDA of $201.0 million and distributable cash flow of $137.1 million. Included in reported results for the year-ended December 31, 2019 are $16.2 million, or $0.28 per common unit, of transaction-related expenses, non-cash unit-based compensation, environmental remediation costs associated with the East Coast Terminals and a true-up for revenue associated with the Paulsboro Natural Gas Pipeline due to a reduction in its pipeline tariff based on the lower than budget project costs.

As of December 31, 2019, the Partnership had approximately $247.2 million of liquidity, including approximately $35.0 million in cash and cash equivalents and access to approximately $212.2 million under its revolving credit facility.

PBF Logistics GP LLC Executive Vice President Matt Lucey said, “PBF Logistics’ assets finished the year with another solid quarter of operating performance. The Partnership delivered significant growth in 2019 through the drop down of the second half of the Torrance Valley Pipeline in April, along with a successful public equity offering, and the start-up of the Maersk processing agreement in October. We continue to focus on the development of organic projects to further drive Partnership revenues.” Mr. Lucey continued, “To support the continued growth of the Partnership, we believe that a disciplined distribution strategy will continue to reward unitholders while allowing the Partnership to build coverage, de-lever the balance sheet and internally fund growth opportunities.”

Commencement of production and storage of 0.5% sulphur fuel on the U.S. East Coast
On October 1, 2019, PBF Logistics commenced operations at CPI Operations LLC, a PBF Logistics LP terminal facility (“East Coast Storage assets”) in New Jersey, United States, pursuant to a previously announced agreement with A.P. Moller - Maersk (“Maersk”). PBFX commenced processing crude oil sourced by Maersk and providing products per the arrangement.

The agreement enables Maersk Oil Trading to supply IMO 2020-compliant 0.5% marine fuel to its customers on the U.S. East Coast. Annual production will be around 1.25 million metric tonnes (mt), the equivalent of approximately 10% of A.P. Moller - Maersk’s annual fuel demand.

PBF Logistics Announces Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.52 per unit. The distribution is payable on March 17, 2020, to PBFX unitholders of record at the close of business on February 25, 2020.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration attributable to PBFX, which excludes results of acquisitions from PBF Energy Company LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out. The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. The Partnership defines distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

•	the Partnership’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

The Partnership believes that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations and assists in evaluating the Partnership’s ongoing operating performance for current and comparative periods. The Partnership believes that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and provides investors with another perspective of the operating performance of the Partnership’s assets and the cash the Partnership’s business is generating. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of such measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 13, 2020, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 830-2590 or (785) 424-1737, conference ID: PBFXQ419. The audio replay will be available two hours after the end of the call through February 27, 2020, by dialing (800) 723-0544 or (402) 220-2656.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business including but not limited to our ability to consummate potential acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any potential acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to our EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow (each as defined below) for the three months and years ended December 31, 2019 and 2018. The financial information presented contains our financial results and the results of the Development Assets (as defined below) prior to the Development Assets Acquisition (as defined below) on July 31, 2018.

On October 1, 2018, we acquired from Crown Point International, LLC, its wholly-owned subsidiary, CPI Operations LLC (“CPI”), whose assets include a storage facility with multi-use storage capacity, an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts and certain other idled assets (the “East Coast Storage Assets”) located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets Acquisition”). In connection with the acquisition, the purchase and sale agreement includes an earn-out provision related to an existing commercial agreement with a third party, based on the future results of certain of the acquired idled assets, which recommenced operations in October 2019.

On April 24, 2019, we entered into a Contribution Agreement with PBF Energy Company LLC (“PBF LLC”), pursuant to which PBF LLC contributed to us all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”), which held the remaining 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), for total consideration of $200.0 million (the “TVPC Acquisition”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, we own 100% of the equity interest in TVPC.

On April 24, 2019, we entered into subscription agreements to sell an aggregate of 6,585,500 common units to certain institutional investors in a registered direct public offering (the “2019 Registered Direct Offering”) for gross proceeds of approximately $135.0 million. The 2019 Registered Direct Offering closed on April 29, 2019.

On February 28, 2019, we closed on the transaction contemplated by the Equity Restructuring Agreement with PBF LLC and PBF Logistics GP LLC, our general partner, pursuant to which our incentive distribution rights (“IDRs”) held by PBF LLC were canceled and converted into 10,000,000 newly issued PBFX common units (the “IDR Restructuring”). Subsequent to the closing of the IDR Restructuring, no distributions were made to PBF LLC with respect to the IDRs, and the newly issued PBFX common units are entitled to normal distributions.

On July 31, 2018, we acquired from PBF LLC all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC, whose assets consist of a loading and unloading rail facility located at PBF Holding Company LLC’s (“PBF Holding”) Toledo Refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC, whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at PBF Holding’s Chalmette Refinery; Paulsboro Terminaling Company LLC, whose assets consist of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC, whose assets consist of an ethanol storage facility located at PBF Holding’s Delaware City Refinery (the “Delaware Ethanol Storage Facility” and collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, and the Paulsboro Lube Oil Terminal, the “Development Assets”) (the “Development Assets Acquisition”). In connection with the

Development Assets Acquisition, we entered into various commercial agreements with PBF Holding and assumed an existing commercial agreement with a third party.

On April 16, 2018, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), completed the purchase of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial Pipeline Company and Plantation Pipe Line Company pipeline systems and truck loading facilities (the “Knoxville Terminals”), from Cummins Terminals, Inc. (the “Knoxville Terminals Purchase”).

The Development Assets Acquisition was a transfer between entities under common control. Accordingly, our financial information contained herein has been retrospectively adjusted to include the historical results of the Development Assets as if they were owned by us for all periods presented. The results of the Development Assets are included in the Transportation and Terminaling segment.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out. We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by dividing distributable cash flow by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenue (a):
Affiliate	$76,863	$68,637	$300,877	$259,426
Third-party	15,377	11,408	39,335	24,014
Total revenue	92,240	80,045	340,212	283,440

Costs and expenses:
Operating and maintenance expenses (a)	31,789	26,983	118,614	88,390
General and administrative expenses	6,373	5,867	24,515	21,371
Depreciation and amortization	11,947	8,624	38,601	29,809
Change in contingent consideration	(790)	—	(790)	—
Total costs and expenses	49,319	41,474	180,940	139,570

Income from operations	42,921	38,571	159,272	143,870

Other expense:
Interest expense, net	(12,196)	(10,857)	(46,555)	(40,541)
Amortization of loan fees and debt premium	(441)	(461)	(1,780)	(1,717)
Accretion on discounted liabilities	(513)	(775)	(2,768)	(775)
Net income	29,771	26,478	108,169	100,837
Less: Net loss attributable to Predecessor	—	—	—	(2,443)
Less: Net income attributable to noncontrolling interest (g)	—	4,709	7,881	17,819
Net income attributable to the partners	29,771	21,769	100,288	85,461
Less: Net income attributable to the IDR holder (h)	—	—	—	10,011
Net income attributable to PBF Logistics LP unitholders	$29,771	$21,769	$100,288	$75,450

Net income per limited partner unit (i):
Common units - basic	$0.48	$0.48	$1.71	$1.73
Common units - diluted	0.48	0.48	1.71	1.73

Weighted-average limited partner units outstanding (i):
Common units - basic	62,360,002	45,593,259	58,583,231	43,646,997
Common units - diluted	62,486,996	45,708,154	58,687,945	43,731,299

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except barrel and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	312,466	289,638	293,504	291,655
Lease tank capacity (average lease capacity barrels per month) (d)	2,087,642	2,237,539	2,194,328	2,067,660
Pipelines
Total throughput (bpd) (b)(d)	179,337	172,976	163,608	164,787
Lease tank capacity (average lease capacity barrels per month) (d)	1,442,524	1,671,677	1,377,544	1,583,294

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	7,546,327	7,390,097	7,891,670	7,550,292
Total throughput (bpd) (b)(d)	29,056	—	29,056	—

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$53,364	$15,559	$149,007	$133,141
Investing activities	(8,566)	(89,069)	(31,746)	(175,696)
Financing activities	(62,410)	75,396	(102,203)	42,799
Net change in cash and cash equivalents	$(17,612)	$1,886	$15,058	$244

Other Financial Information:
EBITDA attributable to PBFX (c)	$51,982	$41,107	$184,807	$152,428
Adjusted EBITDA (c)	$54,244	$43,227	$200,988	$161,081
Distributable cash flow (c)	$37,976	$28,695	$137,050	$111,586
Quarterly distribution declared per unit (e)	$0.5200	$0.5050	$2.0650	$1.9900
Distributions (e):
Common units	$32,704	$28,313	$129,892	$95,120
IDR holder - PBF LLC (h)	—	—	—	10,011
Total distributions	$32,704	$28,313	$129,892	$105,131
Coverage ratio (c)	1.16x	1.01x	1.06x	1.06x
Capital expenditures, including acquisitions	$8,566	$89,069	$31,746	$175,696

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	December 31, 2019	December 31, 2018
Balance Sheet Information:

Cash and cash equivalents (f)	$34,966	$19,908
Property, plant and equipment, net	854,610	862,117
Total assets	973,002	956,353
Total debt (f)	802,104	673,324
Total liabilities	867,919	763,163
Partners’ equity	105,083	23,718
Noncontrolling interest (g)	—	169,472
Total liabilities and equity	973,002	956,353

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$29,771	$26,478	$108,169	$100,837
Interest expense, net	12,196	10,857	46,555	40,541
Amortization of loan fees and debt premium	441	461	1,780	1,717
Accretion on discounted liabilities	513	775	2,768	775
Change in contingent consideration	(790)	—	(790)	—
Depreciation and amortization	11,947	8,624	38,601	29,809
EBITDA	54,078	47,195	197,083	173,679
Less: Predecessor EBITDA	—	—	—	(2,051)
Less: Noncontrolling interest EBITDA (g)	—	6,088	10,180	23,302
Less: Earnings attributable to the CPI earn-out	2,096	—	2,096	—
EBITDA attributable to PBFX	51,982	41,107	184,807	152,428
Non-cash unit-based compensation expense	1,143	1,208	6,765	5,757
Cash interest	(12,321)	(10,944)	(47,081)	(40,685)
Maintenance capital expenditures attributable to PBFX	(2,828)	(2,676)	(7,441)	(5,914)
Distributable cash flow	$37,976	$28,695	$137,050	$111,586

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$53,364	$15,559	$149,007	$133,141
Change in operating assets and liabilities	(10,339)	21,987	8,286	5,754
Interest expense, net	12,196	10,857	46,555	40,541
Non-cash unit-based compensation expense	(1,143)	(1,208)	(6,765)	(5,757)
EBITDA	54,078	47,195	197,083	173,679
Less: Predecessor EBITDA	—	—	—	(2,051)
Less: Noncontrolling interest EBITDA (g)	—	6,088	10,180	23,302
Less: Earnings attributable to the CPI earn-out	2,096	—	2,096	—
EBITDA attributable to PBFX	51,982	41,107	184,807	152,428
Non-cash unit-based compensation expense	1,143	1,208	6,765	5,757
Cash interest	(12,321)	(10,944)	(47,081)	(40,685)
Maintenance capital expenditures attributable to PBFX	(2,828)	(2,676)	(7,441)	(5,914)
Distributable cash flow	$37,976	$28,695	$137,050	$111,586

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$29,771	$26,478	$108,169	$100,837
Interest expense, net	12,196	10,857	46,555	40,541
Amortization of loan fees and debt premium	441	461	1,780	1,717
Accretion on discounted liabilities	513	775	2,768	775
Change in contingent consideration	(790)	—	(790)	—
Depreciation and amortization	11,947	8,624	38,601	29,809
EBITDA	54,078	47,195	197,083	173,679
Less: Predecessor EBITDA	—	—	—	(2,051)
Less: Noncontrolling interest EBITDA (g)	—	6,088	10,180	23,302
Less: Earnings attributable to the CPI earn-out	2,096	—	2,096	—
EBITDA attributable to PBFX	51,982	41,107	184,807	152,428
Acquisition and transaction costs	453	912	3,842	2,896
Non-cash unit-based compensation expense	1,143	1,208	6,765	5,757
East Coast Terminals environmental remediation costs	666	—	4,692	—
PNGPC tariff true-up adjustment	—	—	882	—
Adjusted EBITDA	$54,244	$43,227	$200,988	$161,081

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$73,861	$18,379	$—	$92,240
Depreciation and amortization	6,995	4,952	—	11,947
Income (loss) from operations	42,360	6,934	(6,373)	42,921
Other expense	—	—	13,150	13,150
Capital expenditures	1,872	6,694	—	8,566

	Three Months Ended December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$67,597	$12,448	$—	$80,045
Depreciation and amortization	6,491	2,133	—	8,624
Income (loss) from operations	40,278	4,160	(5,867)	38,571
Other expense	—	—	12,093	12,093
Capital expenditures, including acquisitions	11,295	77,774	—	89,069

	Year Ended December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$282,745	$57,467	$—	$340,212
Depreciation and amortization	27,826	10,775	—	38,601
Income (loss) from operations	163,036	20,751	(24,515)	159,272
Other expense	—	—	51,103	51,103
Capital expenditures	16,886	14,860	—	31,746

	Year Ended December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$250,412	$33,028	$—	$283,440
Depreciation and amortization	24,899	4,910	—	29,809
Income (loss) from operations	149,337	15,904	(21,371)	143,870
Other expense	—	—	43,033	43,033
Capital expenditures, including acquisitions	97,077	78,619	—	175,696

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	Balance at December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$726,374	$228,495	$18,133	$973,002

	Balance at December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$731,505	$219,326	$5,522	$956,353

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - On October 1, 2018, we closed the East Coast Storage Assets Acquisition, which was accounted for as a business combination. In October 2019, we recommenced operations of certain of the acquired idled assets, which began revenue generating operations. As such, there was no revenue associated with the East Coast Storage Assets prior to our acquisition nor with the acquired idled assets prior to their recommencement.

On May 31, 2019, we closed the TVPC Acquisition in which we acquired the remaining 50% equity interest in TVPC. As such, we now own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to our ownership of TVPC.

On July 31, 2018, we closed the Development Assets Acquisition with PBF LLC. Commercial agreements with PBF Holding for the Development Assets commenced subsequent to our acquisition, with the exception of an existing commercial agreement associated with the Paulsboro Lube Oil Terminal.

On April 16, 2018, our wholly-owned subsidiary, PLPT, closed the Knoxville Terminals Purchase, which was accounted for as a business combination. As such, there was no revenue associated with the Knoxville Terminals prior to our acquisition.

Operating and maintenance expenses - As a result of our acquisitions and the completion of certain organic growth projects, our operating expenses are not comparative to prior periods due to expenses associated with these assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d) Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)
On February 13, 2020, we announced a quarterly cash distribution of $0.52 per limited partner unit based on the results of the fourth quarter of 2019. The distribution is payable on March 17, 2020 to PBFX unitholders of record at the close of business on February 25, 2020. The total distribution amount includes the expected distributions to be made related to fourth quarter earnings.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of December 31, 2019 and 2018 was $767,138 and $653,416, respectively.

(g)
Prior to the TVPC Acquisition, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), held a 50% controlling equity interest in TVPC, with the other 50% equity interest in TVPC owned by TVP Holding, a subsidiary of PBF Holding. PBFX Op Co was the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidated the financial results of TVPC and recorded a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations included the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets included the portion of net assets of TVPC attributable to TVP Holding.

Subsequent to the TVPC Acquisition, we own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to TVPC.

(h)
Subsequent to the closing of the IDR Restructuring, the IDRs were canceled and exchanged for 10,000,000 newly issued PBFX common units. No distributions were made to PBF LLC with respect to the IDRs for the three months ended December 31, 2019 and 2018, or the year ended December 31, 2019, and the newly issued PBFX common units are entitled to normal distributions.

(i)
We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been, or will be, distributed to the limited partners and IDR holders (prior to the IDR Restructuring) for that reporting period.